COURT GRANTS FINAL APPROVAL FOR SETTLEMENT IN APPLIED ENERGETICS
SECURITIES CLASS ACTION LAWSUITS

TUCSON, Arizona, Sepember 29, 2009 — Applied Energetics, Inc., (NASDAQ: AERG), today announced that the United States District Court for the District of Arizona granted final approval of the settlement of the consolidated class action lawsuit originally filed in July 2006 against Applied Energetics and its founders.

As previously announced, under the terms of the settlement of the class action lawsuits, those lawsuits were dismissed with prejudice, and Applied Energetics and all other defendants received a full and complete release of all claims asserted against them in the litigation, in exchange for the payment of an aggregate of $5.3 million in cash and the issuance of previously unissued shares of common stock by Applied Energetics valued at $1.2 million.  Based on the formula set forth in the settlement agreement, the Registrant will issue 2,883,887 shares of its common stock.  There was no admission of liability by any of the defendants.

Insurance proceeds of $6.2 million, less amounts previously reimbursed to Applied Energetics to pay expenses of the stockholder litigations (approximately $700,000 to date), were used to fund the settlement payments and related costs.   The remaining cash payments and the stock issuance are being made by Applied Energetics.

Mr. Joseph Hayden, Chief Operating Officer of Applied Energetics commented, "As stated in the settlement documents, Applied Energetics denies any liability in connection with the litigation and denies the claims asserted by the plaintiffs in the complaints.  However, Applied Energetics believes this settlement is in the best interest of Applied Energetics and its stockholders, as it eliminates the uncertainties, distractions, burden and further expense associated with the litigations.”

About Applied Energetics, Inc.

Applied Energetics, Inc., based in Tucson, Arizona, is a leader in the advancement and application of high powered technology and products including ultra-short pulse lasers, solid state high voltage electronics and particle acceleration technologies for the defense and commercial business sectors.  Applied Energetics pioneered the development of Laser Guided Energy™ (LGE™) and the use of high voltage for counter-IED applications.  For more information about Applied Energetics, please visit www.appliedenergetics.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:

Certain statements contained in this News Release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

Such factors include, but are not limited to: the dependence on sales of a limited number of products and the uncertainty of the timing and magnitude of government funding and orders, dependence on sales to government customers; the uncertainty of patent protection; the uncertainty of strategic alliances; the uncertainty of management tenure; the impact of third-party suppliers' manufacturing constraints or difficulties; management's ability to achieve business performance objectives, market acceptance of, and demand for, the Company's products, and resulting revenues; development and testing of technology and products; manufacturing capabilities; impact of competitive products and pricing; litigation and other risks detailed in the Company's filings with the Securities and Exchange Commission. The words "looking forward," "believe," "demonstrate," "intend," "expect," "contemplate," "estimate," "anticipate," "likely" and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. Applied Energetics undertakes no obligation to update any forward-looking statements contained in this news release.

Contact:

Kevin McGrath
Cameron Associates
212.245.4577
Kevin@cameronassoc.com